SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                JENNA LANE, INC.
                ------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                ------------------------------------------------
     (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:
      (2) Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4) Proposed maximum aggregate value of transaction:
      (5) Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:
      (2) Form, Schedule or Registration Statement No.:
      (3) Filing Party:
      (4) Date Filed:

                                JENNA LANE, INC.
                            1407 Broadway, Suite 2400
                            New York, New York 10018

                                                                   July 31, 1999

Dear Stockholder:

         You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held on Wednesday, September 22, 1999, at 10:00 A.M., local time, at The Penn Club, 30 West 44th Street, New York, NY 10036.

         As set forth in the formal Notice of Meeting and in the accompanying Proxy Statement, we are asking you to elect directors; to ratify the Company's 1999 Stock Option Plan; and to ratify the appointment of Edward Isaacs & Company, LLP as the independent auditors of the Company.

         The Board of Directors has approved the proposals and believes they are in the best interests of all of the Company's stockholders. We urge you to read the accompanying Proxy Statement carefully. At the meeting, management also will report on the affairs of the Company. After the formal part of the meeting we will have a discussion period for questions and comments of general interest to stockholders.

         We look forward to greeting personally those stockholders who are able to attend the meeting; however, whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, you are requested to sign, date and mail the enclosed proxy, at your earliest convenience, in the envelope provided.

         Thank you for your cooperation.

                                                Very truly yours,

                                                Mitchell Dobies
                                                President, Co-Chief
                                                Executive Officer and Director

                                JENNA LANE, INC.
                            1407 BROADWAY, SUITE 2400
                            NEW YORK, NEW YORK 10018

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         The Annual Meeting of Stockholders of Jenna Lane, Inc. (the "Company") will be held at The Penn Club, 30 West 44th Street, New York, NY 10036 on Wednesday, September 22, 1999, at 10:00 a.m., or at any adjournment of the meeting, to consider and vote upon the following matters, as explained more fully in the accompanying Proxy Statement:

1. To elect the Board of Directors.

2. To ratify the Company's 1999 Stock Option Plan.

3. To ratify the selection of Edward Isaacs & Company, LLP, independent certified public accountants, as the Company's independent auditors for the year ending March 31, 2000.

4. To transact any other business that properly comes before the meeting or any adjournments or postponements of the meeting.

         Only stockholders of record at the close of business on July 28, 1999 are entitled to notice of and to vote at the Annual Meeting. Stockholders who are unable to attend the Annual Meeting are requested to complete, date and return the enclosed form of proxy promptly in the envelope provided.

         Stockholders who attend the annual meeting may revoke their proxy and vote their shares in person.

                                              Kathleen A. Dressel

                                              Secretary

New York, New York, U.S.A.
July 31, 1999

                                JENNA LANE, INC.
                            1407 BROADWAY, SUITE 2400
                            NEW YORK, NEW YORK 10018

                                 PROXY STATEMENT

                               GENERAL INFORMATION

PROXY SOLICITATION

         This Proxy Statement is mailed to holders ("Stockholders") of shares of Common Stock, par value $.01 per share ("Common Stock") of Jenna Lane, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Wednesday, September 22, 1999, at 10:00 A.M., local time, at The Penn Club, 30 West 44th Street, New York, NY 10036 and at any adjournments of the meeting (the "Annual Meeting").

         At the Annual Meeting the Stockholders will vote upon: (1) the election of five directors; (2) the ratification of the Company's 1999 Stock Option Plan; and (3) the ratification of the selection of Edward Isaacs & Company, LLP, independent certified public accountants, as the Company's independent auditors for the year ending March 31, 2000. Management currently is not aware of any other matters which will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their judgment on such matters.

         Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. These proxy materials are first being mailed to Stockholders on or about July 31, 1999. Proxies will be solicited primarily by mail. Certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation for such efforts, may solicit proxies by telephone, facsimile, electronic mail or other personal contact. The Company will bear the cost of soliciting proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock.

         Proposals of Stockholders intended to be presented at the Company's 2000 Annual Meeting must be received at the Company's offices at 1407 Broadway, Suite 2400, New York, New York 10018, Attention: Kathleen A. Dressel, Corporate Secretary, no later than June 1, 2000, to be considered for inclusion in the proxy statement and form of proxy for that meeting.

REVOCABILITY AND VOTING OF PROXY

         A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Shares represented by duly executed proxies will be voted in accordance with

Stockholders' instructions. If you sign the proxy, but do not fill in a vote, your shares will be voted in accordance with the Directors' recommendations. Any proxy may be revoked by a Stockholder prior to its exercise upon written notice to the Secretary of the Company, or by a Stockholder voting in person at the Annual Meeting.

RECORD DATE AND VOTING RIGHTS

         Stockholders of record at the close of business on July 28, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. On the Record Date, the Company had outstanding and entitled to vote at the Annual Meeting 3,993,428 shares of Common Stock. Stockholders as of the Record Date will be entitled to one vote for each share held, with no shares having cumulative voting rights. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Shares of Common Stock are counted for quorum purposes if they are represented for any purpose at the Annual Meeting other than solely to object to holding the Annual Meeting or transacting business at the Annual Meeting. Assuming a quorum is present, for the election of directors a plurality of the shares voting must vote in the affirmative. The approval of any other matter coming before the Annual Meeting (including Proposals 2 and 3) requires that a majority of the shares voting must vote in the affirmative. Abstentions and broker non-votes are neither counted for purposes of determining the number of affirmative votes required for approval of proposals nor voted for or against matters presented for Stockholder consideration. Consequently, so long as a quorum is present, abstentions and broker non-votes have no effect on the outcome of any vote.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK BY
                       CERTAIN STOCKHOLDERS AND MANAGEMENT

         The following table sets forth information as of July 15, 1999, regarding the beneficial ownership of the Company's Common Stock of (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each executive officer and director of the Company and each nominee for director, and (iii) all directors and officers of the Company as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power.

Name and                                      Amount and
Address of                                    Nature of
Beneficial                                    Beneficial
Owner                                       Ownership (1)(2)    Percent of Class
-------------                               ----------------    ----------------
Mitchell Dobies (3)                           699,644               17.10%
President, Co-Chief
Executive Officer, Director

Charles Sobel (3)                             573,879               14.00%
Vice Chairman, Executive Vice President,
Co-Chief Executive Officer, Director

Andrew Miller (8)                              25,000                 *
Former President

Mitchell Herman, Director (5)                   3,084                 *
Chairman of the Board of Directors

Gerald L. Kanter (7), Director                 13,750                 *

Gerald Cohen, Director (6)                      3,084                 *

Kathleen A. Dressel (8)                         6,166                 *
Secretary

Eric Holtz (8)                                103,999                2.54%
Director of Import Sales Group

Lawrence Kaplan (4)                           442,164               10.99%

All current executive officers and
directors as a group (7 persons)            1,397,440               32.53%

-----------------------
*        Less than one percent (1%).

(1) On February 17, 1998, the Company declared a ten percent (10%) stock dividend which was paid on March 13, 1998. The market value of the dividend was greater than the Company's earned surplus and aggregate retained earnings but the Board of Directors of the Company desired to reward its stockholders, who had invested in the Company and supported it. All share numbers and option exercise prices described in this Proxy Statement have been adjusted to reflect the stock dividend.

(2) Unless otherwise indicated herein and subject to applicable community property laws, each stockholder has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such stockholder and directly owns all such shares in such stockholder's sole name. See "Executive Compensation."

(3) Includes shares for each of Messrs. Dobies and Sobel purchasable upon exercise of stock options vested currently or within 60 days after the date of mailing of this Proxy Statement. Mailing address for Messrs. Dobies and Sobel is c/o Jenna Lane, Inc., 1407 Broadway, Suite 2400, New York, New York 10018.

(4) Mailing address for Mr. Kaplan is 150 Vanderbilt Motor Parkway, Suite 311, Hauppauge, New York 11788. Also includes shares of Common Stock owned by or stock options currently exercisable by G-V Capital Corp., of which Mr. Kaplan is sole shareholder, officer and director. Also includes shares of Common Stock owned by OK Associates Pension Trust, of which Mr. Kaplan is a co-trustee. Does not include shares owned of a public company, a subsidiary of which owns shares of Common Stock, and which indirectly controls Universal Partners, L.P., which owns shares of Common Stock. Includes 192,500 shares of Common Stock underlying 175,000 Class A Redeemable Warrants of the Company ("Warrants") owned by Mr. Kaplan.

(5) Number of shares represents non-qualified stock options currently exercisable or exercisable within 60 days after the mailing date of the Proxy Statement. Mr. Herman's address is c/o By Design, Ltd., 1411 Broadway, 29th Floor, New York, NY 10018.

(6) Number of shares represents non-qualified stock options currently exercisable or exercisable within 60 days after the mailing date of the Proxy Statement. Mr. Cohen's address is c/o Weiss & Company, 22 West 38th St., 12th Floor, New York, NY.

(7) Includes shares purchasable upon exercise of stock options vested currently or within 60 days after the date of mailing of this Proxy Statement. Mr. Kanter's address is 2527 Old Quarry Rd., Apt. 2714, San Diego, CA 92108.

(8) Number of shares represents stock options currently exercisable or exercisable within 60 days after the mailing date of the Proxy Statement. Address of Ms. Dressel is c/o Jenna Lane, Inc., 1407 Broadway, Suite 2400, New York, NY 10018. Address of Mr. Miller is 27 Reynolds Lane, Katonah, NY 10536. Address of Mr. Holtz is c/o Jenna Lane, Inc., 1407 Broadway, Suite 2400, New York, NY 10018.

                                PROPOSAL NUMBER 1
                           ELECTION OF FIVE DIRECTORS

         Five directors (constituting the entire Board of Directors) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. If any of these nominees becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

         The nominees, their ages, the year in which each became a director and their positions with the Company are as follows:


Name                         Age        Date Elected          Position
----------------------      ----        -------------------   -----------------------------------------
Mitchell Dobies              41         February 15, 1995     President, Treasurer, Co-Chief Executive
                                                              Officer and Director

Charles Sobel                39         February 15, 1995     Co-Chief Executive Officer,
                                                              Executive Vice President and Director

Mitchell Herman              47         March 19, 1997        Chairman of the Board

Gerald L. Kanter             64         December 15, 1997     Director

Gerald Cohen                 66         March 19, 1997        Director

         Directors of the Company are elected annually at the annual meeting of stockholders and serve until the next annual meeting and until their successors are elected and qualify. Under the Company's By-laws, the number of directors constituting the entire Board of Directors shall be fixed, from time to time, by the directors then in office or by the stockholders. The directors may, however, decrease or increase the number of directors by majority action without soliciting stockholder approval. If the number of directors is not fixed, the number shall be four.

         As a condition to listing the Company's securities on National Market System ("Nasdaq"), the Company was required to ensure that independent directors represent a majority of the members of the Board of Directors, and for one such independent director to serve as Chairman. Messrs. Herman, Cohen and Kanter, each an independent director, represent a majority of the Board of Directors, and Mr. Herman serves as Chairman of the Board of Directors.

Each nominee's business experience during the past five years is described below:

         MITCHELL DOBIES. Mr. Dobies is President, Co-Chief Executive Officer, Treasurer, and a director of the Company. Prior to founding Jenna Lane, Inc., Mr. Dobies had extensive experience in apparel manufacturing and operation with both major organizations and entrepreneurial operations. From 1986 until 1995 Mr. Dobies was President and Chief Executive Officer of CR & ME, Ltd. ("CR & ME"), a vertically integrated domestic manufacturer of cut and sewn knit sportswear. From 1984 to 1986 he was Director of Operations of the Mens Division of Izod LaCoste, a division of General Mills. From 1982 to 1984 he was a stockholder and general manager of Necessary Objects, a moderate priced domestic manufacturer of women's apparel, of which he was the founder. From 1979 to 1981 he was a buyer for a retail chain specializing in junior apparel.

         CHARLES SOBEL. Charles Sobel is Vice-Chairman, Co-Chief Executive Officer, Executive Vice President and a director of the Company, and is in charge of all aspects of sales and merchandising. Mr. Sobel, a founder of the Company, has many years of experience in selling women's apparel and maintains an extensive network of relationships with the senior management of most retail chains. From January, 1994 until February, 1995 Mr. Sobel was Executive Vice President of CR & ME. From September, 1992 until joining CR & ME he was the Vice President and Sales Manager for the Women's Wear Division of Gitano Corporation. From 1982 to 1992 he was a Principal and Sales Manager of Style Up of California, a manufacturer of women's apparel and a division of Breton Industries.

         MITCHELL HERMAN. Mr. Herman became a director in March 1997 and was elected Chairman of the Board in December 1997. Since 1995, he has been Sales Manager of By Design, an apparel manufacturer. From 1990-1995, he was Sales Manager of E.S. Sutton, a manufacturer of knitwear. He also has previously been associated with Bradlees Department Stores, Jefferson Ward Stores and J.W. Mays.

         GERALD COHEN. Mr. Cohen became a director in March 1997. He is a certified public accountant and attorney who for the past five years has acted primarily as a financial consultant advising businesses in business combinations and formations and general advisory work. He has previously served on the boards of directors of more than 12 public companies and several private companies.
Mr. Cohen formerly served as personal accountant to Charles Sobel.

         GERALD L. KANTER. Mr. Kanter is presently a private consultant in the retailing industry, after spending 1995-1998 as Managing Director of KPMG Peat Marwick LLP's Retail Corporate Transactions Practice. From 1975 until 1983, Mr. Kanter was Executive Vice President of Merchandising and Marketing of Target Stores. Mr. Kanter was employed by Ames Department Stores as President and Chief Operating Officer from 1983 until 1985. From 1985 through 1987 Mr. Kanter served as a consultant for Kohlberg & Co., Chicago Holdings. In 1987 he became President and Chief Operating Officer of Marshalls, and remained there until 1989, when he returned to Ames Department Stores, Inc. as Executive Vice President of Merchandising and remained until 1991. From 1992 until 1994 Mr. Kanter served as President and Chief Operating Officer of Retail Holding Group, Inc., where he was responsible for 127 chain apparel stores operating in Chapter
11. Mr. Kanter has a Bachelor of Science degree in Retailing from the University of Bridgeport and participated in Executive Development at Harvard College.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         The Company believes that all required Forms 3 and 4 were furnished to the registrant during the fiscal year ended March 31, 1999 on a timely basis.

BOARD OF DIRECTORS MEETINGS

         During the fiscal year ended March 31, 1999, there were four meetings of the Company's Board of Directors. All directors were present for each meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors includes an Audit Committee currently consisting of Messrs. Dobies, Kanter and Cohen. The Audit Committee reviews (i) the Company's audit functions, (ii) with management, the finances, financial condition and interim financial statements of the Company, (iii) with the Company's independent auditors, the year end financial statements of the Company and (iv) the implementation of any action recommended by the independent auditors.

         The Board of Directors does not have standing nominating or compensation committees. The Board of Directors as a whole determines the compensation of the Company's executive officers.

EXECUTIVE COMPENSATION

         The table immediately following sets forth a profile of the Company's executive compensation and show, among other things, salaries and bonuses paid during the last three years, and certain options granted for the Co-Chief Executive Officers and the other most highly compensated executive officers of the Company whose compensation exceeded $100,000 (the "Named Officers"). The tables following show option grant, option exercise and option repricing information with respect to the Named Officers. These are the tables specified by the requirements of the Securities and Exchange Commission (the "SEC").

                                  ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                           ------------------------------------        ------------------------------------
                                                                       Other            Restr.   Securities
                                                                       Annual           Stock    Underlying
Name,Principal Position    Year     Salary           Bonus             Comp.            Awards   Options
-----------------------    ----     ------           -----             -----            ------   -------
Mitchell Dobies            1999     $337,250         $65,000(1)        $52,161(2)       --       (4)
President, Co-Chief        1998     $250,000         $15,000(1)        $48,153(2)       --       (6)
Executive Officer          1997     $216,346         $15,000(1)        $50,074(2)       --       (3)

Charles Sobel              1999     $337,250         $65,000(1)        $52,161(2)       --       (4)
Vice-Chairman,             1998     $250,000         $15,000(1)        $48,153(2)       --       (6)
Executive Vice President   1997     $225,000         $57,000(1)        $50,074(2)       --       (3)
and Co-Chief Executive
Officer

Eric Holtz                 1999     $200,000         $67,700(1)        $36,153(5)       --       (5)
Director of Import         1998     $201,974         $ 7,500(1)        $30,153(5)       --       (5)
Sales Group                1997     $150,000         $11,000(1)        $ 7,080(5)       --       (5)

Andrew Miller(7)           1999     $152,000         $   -             $42,824          --       (7)
Former President

--------------------

(1) Includes cash bonuses accrued during the fiscal year in question but not paid until after the end of the fiscal year in question.

(2) Includes the following: (i) health insurance to these individuals and their families and (ii) an expense/auto allowance and expense reimbursement to Messrs. Dobies and Sobel, of $3,834 per month each during the fiscal year ended March 31, 1999, and $3,500 per month each during the fiscal years ended March 31, 1997 and 1998.

(3) On February 1, 1997, Messrs. Dobies and Sobel each were granted 27,500 options under the 1996 Option Plan which are exercisable at $4.55 per share and which vest ratably over a three-year period.

(4) On April 28, 1998, Messrs. Dobies and Sobel each were granted 16,000 options under the Company's 1996 Incentive Stock Option Plan (the "1996 Incentive Stock Option Plan") which are exercisable at $4.00 per share and which vest ratably over a three-year period. These options were originally exercisable at $8.36 per share but were repriced at $4.00 per share effective December 14, 1998. On September 16, 1998, Messrs. Dobies and Sobel each were granted 8,000 options under the 1996 Option Plan which are exercisable at $2.00 per share and which vest ratably over a three-year period. Further, on September 16, 1998, Mr. Dobies was granted 130,000 options outside the 1996 Option Plan, exercisable at $1.82 per share and vesting ratably over a three-year period, and Mr. Sobel was granted 160,000 options outside the 1996 Option Plan, exercisable at $1.82 per share and vesting ratably over a three-year period.


(5) On February 1, 1997, Mr. Holtz was granted 55,000 options under the 1996 Option Plan which are exercisable at $4.55 per share and which vest ratably over a three-year period. Other annual compensation includes health insurance for Mr. Holtz and his family and a $2,000 monthly expense allowance during the fiscal year ended March 31, 1998 and March 31, 1999. On April 28, 1998, Mr. Holtz was granted 8,000 options under the 1996 Option Plan which are exercisable at $4.00 per share and which vest ratably over a three-year period. These options were originally exercisable at $8.36 per share but were repriced at $4.00 per share effective December 14, 1998. On July 23, 1998, Mr. Holtz was granted 25,000 options under the 1996 Option Plan which are exercisable at $2.50 per share and which vest ratably over a three-year period. On September 16, 1998, Mr. Holtz was granted 4,000 options under the 1996 Option Plan which are exercisable at $1.82 per share and which vest ratably over a three-year period.

(6) No stock options were granted to these individuals during the fiscal year ended March 31, 1998.

(7) Mr. Miller's employment with the Company commenced on July 6, 1998 and terminated on June 30, 1999. Following termination, Mr. Miller has retained 100,000 stock options, outside the 1996 Option Plan as to which (i) 25,000 options are currently exercisable at $4.00, (ii) 50,000 options become exercisable on July 6, 2000 at $6.00 and (iii) 25,000 options become exercisable on July 6, 2001 at $8.00. Other annual compensation includes
     (i) health insurance to Mr. Miller and his family and (ii) an expense/auto allowance and expense reimbursement to Mr. Miller of $4,000 per month.


                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

(a)               (b)               (c)              (d)               (e)              (f)               (g)
---               ---               ---              ---               ---              ---               ---
Mitchell          16,000            2.6%             $4.00 (1)         4/28/08          $144,000           $282,880
Dobies            130,000           21.0%            $1.82             9/16/08          $148,200           $377,000
                  8,000             1.3%             $2.00             9/16/08          $7,680             $21,760


Charles           16,000            2.6%             $4.00 (1)         4/28/08          $144,000           $282,880
Sobel             160,000           25.9%            $1.82             9/16/08          $182,400           $464,000
                  8,000             1.3%             $2.00             9/16/08          $7,680             $21,760

Eric              4,000             0.6%             $1.82             9/16/08          $4,560             $11,600
Holtz             25,000            4.0%             $2.50             7/23/08          $39,250            $99,500
                  8,000             1.3%             $4.00 (1)         4/28/08          $72,000            $141,440

Andrew            25,000            4.0%             $4.00             7/06/08          $0.00              $27,750
Miller            50,000            8.0%             $6.00             7/06/08          $0.00              $0.00
                  25,000            4.0%             $8.00             7/06/08          $0.00              $0.00

Kathleen          5,000             0.8%             $4.00 (1)         4/28/08          $45,000            $88,400
Dressel           2,500             0.4%             $1.82             9/16/08          $2,850             $7,250

----------

(a)  Name

(b)  Number of Securities Underlying Options/SARs Granted (#)

(c)  % of Total Options/SARs Granted to Employees in Fiscal Year

(d)  Exercise or Base Price ($/Sh)

(e)  Expiration Date

(f) Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term 5% ($)

(g) Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term 10% ($)

(1) On December 14, 1998 these options, originally priced at $8.36 or $7.60, were repriced at $4.00.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

(a)                        (b)                       (c)                        (d)                       (e)

Mitchell                   0                         0                          46,366/209,000           0/$7150
Dobies

Charles                    0                         0                          46,366/239,000           0/$8800
Sobel

Eric                       0                         0                          84,334/137,000           0/0
Holtz

Andrew                     0                         0                          0/100,000                0/0
Miller

Kathleen                   0                         0                          5,334/13,000             0/$137.50
Dressel


(a)  Name

(b)  Shares Acquired on Exercise (#)

(c)  Value Realized ($)

(d)  Number of Securities Underlying Unexercised Options at Fiscal Year-End:
     Exercisable/Unexercisable

(e)  Value of Unexercised In-the-Money Options at Fiscal Year-End:
     Exercisable/Unexercisable


                        TEN-YEAR OPTION/SAR REPRICING (1)

(a)               (b)               (c)              (d)               (e)              (f)               (g)
---               ---               ---              ---               ---              ---               ---

Mitchell          12/14/98          16,000           $2.03             $8.36            $4.00           9.37 yrs
Dobies
President,
Co-Chief
Executive
Officer,
Director

Charles           12/14/98          16,000           $2.03             $8.36            $4.00           9.37 yrs
Sobel
Vice
Chairman,
Executive

Vice President
Co-Chief
Executive

Officer,
Director

Eric              12/14/98           8,000           $2.03             $7.60            $4.00           9.37 yrs
Holtz
Director of
Import Sales
Group

Kathleen          12/14/98           5,000           $2.03             $7.60            $4.00           9.37 yrs
Dressel
Secretary


(a)  Name and position of executive officer

(b)  Date of Repricing

(c)  Number of Securities Underlying Options/SARs Repriced or Amended (#)

(d)  Market Price of Stock at Time of Repricing or Amendment ($)

(e)  Exercise Price at Time of Repricing or Amendment ($)

(f)  New Exercise Price ($)

(g)  Length of Original Option Term Remaining at Date of Repricing or Amendment

(1) The Company does not have a compensation committee of the Board of Directors or other committee performing similar functions. The entire Board of Directors makes decisions regarding compensation. During the last fiscal year of the Company, Mr. Mitchell Dobies and Mr. Charles Sobel, both members of the Company's management, also served as members of the Company's Board of Directors. On December 14, 1998, in order to recognize the market value of stock options granted by the Board of Directors on April 28, 1998 (the "April Options"), and in order to further incentivize the Company's employees to assist in maximizing shareholder value, the entire Board of Directors resolved, by unanimous written consent, to cancel the April Options and, in replacement thereof, to issue an identical number of options, originally exercisable at $8.36 and $7.60 per share, at an exercisable price of $4.00 per share, almost double the closing price of the Company's common stock that day, which was $2.03.


PERFORMANCE GRAPH

         Set forth below is a graph comparing cumulative total stockholder returns (assuming reinvestment of cash dividends) of the Company; the Standard & Poor's 500 Index and the Standard & Poor's Textile/Apparel Index for the period from March 19, 1997 (the date the Common Stock was priced in connection with the Company's initial public offering). The comparison assumes $100 was invested on March 19, 1997 in the Common Stock of the Company and each of the indices. The performance shown in the graph is not necessarily indicative of future performance.


Measurement Period      Jenna Lane, Inc.     S&P 500      S&P Textile Index
-------------------     ----------------     -------      -----------------
March 31, 1998              $191.13          $140.21           $111.14

March 31, 1999               $37.50          $163.71            $81.17


EMPLOYMENT AGREEMENTS

Mitchell Dobies and Charles Sobel

         Mr. Dobies and Mr. Sobel each has executed an Amended and Restated Employment Agreement, dated as of February 1, 1997, with the Company (the "Dobies/Sobel Agreements"), which provides for (i) a three-year term ending January 31, 2000 (automatically renewable thereafter from year to year if not terminated); (ii) a base salary of $275,000 (plus expense allowance of $3,834 monthly) during the fiscal year ended March 31, 1999 (the "1999 Fiscal Year") and $300,000 (plus expense allowance of $4,167 monthly) for the period from April 1, 1999 through March 31, 2000; (iii) health insurance coverage for each such individual and his family (or reimbursement for reasonable personal expense therefor); (iv) the right to receive such portion of the Management Profit Participation (as defined below) as is determined by the Board of Directors; (v) 245,142 Performance Shares for Mr. Dobies (all of which Performance Shares have been repurchased by the Company, as indicated below); (vi) 320,571 Performance Shares for Mr. Sobel (all of which Performance Shares have been repurchased by the Company, as indicated below) and (vii) minimum bonuses of $15,000 for Mr. Dobies and for Mr. Sobel. Mr. Sobel also received an additional minimum bonus, solely for the year ended March 31, 1997, equal to $42,000. The Dobies/Sobel Agreements also include non-competition, confidentiality and non-solicitation provisions.

         The Company has agreed to set aside 12-1/2% of the Company's pre-tax profit, with a minimum of $100,000 in the aggregate (if pre-tax profit exceeds one million dollars), to the extent above one million dollars, each fiscal year for payment to members of management ("Management Profit Participation"), to be divided among such members of management as the Board of Directors shall determine.

         The Company also has issued certain shares of Common Stock designated as "Performance Shares", as an incentive to achieve certain financial milestones, to Messrs. Dobies and Sobel as indicated above. All Performance Shares have now been repurchased by the Company at $.01 per share.

         The Dobies/Sobel Agreements also contain provisions for termination by the Company upon the death or disability of Mr. Dobies or Mr. Sobel, respectively, or for Cause, which is defined as a nonappealable judicial determination of his malfeasance or dishonesty with respect to actions related to the Company, or conviction or plea of guilty or no contest of any felony or any crime against the Company or certain failures to act upon express lawful direction of the Board of Directors. Mr. Dobies or Mr. Sobel also may terminate their respective Dobies/Sobel Agreement for Good Reason, defined as (i) after 30 days' written notice and opportunity to cure, any breach of the terms of the applicable Dobies/Sobel Agreement by the Company or (ii) a Change in Control. The Dobies/Sobel Agreements define Change in Control as (i) the acquisition by a person of 20% or more of the combined voting power of the Company, unless more than 80% of the Board of Directors decides that no change in control has occurred (provided, however, if a person has acquired one-third of the voting power of the Company a Change in Control shall be deemed to have occurred), (ii) if there be a change in the majority membership of the Board of Directors pursuant to a sale of at least 10% of the equity of the company to a third party, and at least 80% of all the members of the Board of Directors prior to such change approve such change in membership or (iii) certain changes in control as defined under the Securities Exchange Act of 1934, as amended, unless three-quarters of the Board prior to such change determine that no change in control has occurred. The Dobies/Sobel Agreements provide for certain severance payments upon termination by Mr. Dobies or Mr. Sobel for Good Reason, or by the Company for any reason other than Cause.

Andrew Miller

         Andrew Miller, who became the Company's President and Chief Operating Officer on July 6, 1998, executed an employment agreement with the Company effective on such date (the "Miller Agreement").

         As a result of mutual agreement, a separation agreement, effective June 30, 1999, was entered into April 19, 1999. Mr. Miller will be paid his base salary and expense allowance until the earlier of (1) July 31, 1999, or (2) Mr. Miller's securing or commencing full time employment of his choosing. Mr. Miller shall also have the right, subject to vesting provisions, to exercise a total of 100,000 stock options previously granted to him outside the 1996 Option Plan, 25,000 of which are exercisable at $4.00 per share, 50,000 of which are exercisable at $6.00 per share, and 25,000 of which are exercisable at $8.00 per share. Effective June 15, 1999 Mr. Miller resigned as President and the Board of Directors elected Mr. Dobies as his successor.

Eric Holtz

         Eric Holtz, Director of the Company's Import Sales Group, executed an employment agreement with the Company on May 21, 1997, which was amended as of July 5, 1998 (the "Holtz Agreement"). The Holtz Agreement, as amended to date, provides for (i) a term extended to the year ended May 21, 2000, provided, that either party may terminate the Holtz Agreement upon 90 days' written notice (or no notice in the event of Cause (as defined below); (ii) a base salary equal to $3,846.16 per week or, if greater, an amount equal to seventy-two and one-half percent (72-1/2%) of the applicable base salary of each of the Company's Co-Chief Executive Officers of the Company; (iii) a $2,500 per month expense allowance, plus reimbursement of business expenses incurred on behalf of the Company; (iv) participation in the Management Profit Participation; (v) a minimum bonus equal to $7,500 or an amount not less than one-half of the bonus paid to either of the Company's Co-Chief Executive Officers; and (vi) perquisites comparable to Messrs. Dobies and Sobel, including health insurance for him and his family.

         The Holtz Agreement also includes non-competition, confidentiality and non-solicitation provisions. Cause is defined in a substantively similar manner to those contained in the Dobies/Sobel Agreements.

         In addition to 110,000 previously granted incentive stock options, the Holtz Agreement acknowledges the granting of 8,000 additional incentive stock options to Mr. Holtz, vesting as follows: 2,666 shares on April 28, 1999, 2,667 shares on April 28, 2000, and 2,667 shares on April 28, 2001. The Holtz Agreement also provides for the granting of additional options equal to one-half of the number of options issued to each of the Company's Co-Chief Executive Officers as they are granted. The Holtz Agreement further includes the Company's agreement to grant 25,000 additional incentive stock options on each of July 15, 1998, July 15, 1999 and July 15, 2000 (or an aggregate of 75,000 options), with each such 25,000 additional options vesting over the three-year period following grant.

         The Holtz Agreement provides for certain severance and other payments upon termination of his employment, death or disability.

 1996 INCENTIVE STOCK OPTION PLAN

         In August 1996, the Company adopted the 1996 Option Plan by written consent of all the directors and a majority of the stockholders of the Company. The 1996 Option Plan is administered by the Board of Directors (or by a committee of the Board of Directors, if one is appointed for this purpose), provided that members of the Board of Directors who are either eligible for Awards (as defined below) or have been granted Awards may not vote on any matters affecting the administration of the Plan or the grant of any Award pursuant to the Plan to the extent required in accordance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 as amended (the "Exchange Act") and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In the event any employee granted an Award under the 1996 Option Plan is, at the time of such grant, a member of the Board of Directors of the Company, the grant of such Award shall, in the event the Board of Directors at the time such award is granted is not deemed to satisfy the requirement of Rule l6b-3(c)(2) promulgated under the Exchange Act, be subject to the approval of an auxiliary committee consisting of not less than two persons all of whom qualify as "disinterested persons" within the meaning of Rule l6b-3(c)(2) promulgated under the Exchange Act. In the event the Board of Directors deems it impractical to form a committee of disinterested persons, the Board of Directors is authorized to approve any Award under the 1996 Option Plan. The 1996 Option Plan shall remain in effect for a term of ten (10) years from August 16, 1996, its date of adoption, unless sooner terminated under the terms of the 1996 Option Plan.

         The 1996 Option Plan provides for the granting of incentive stock options (within the meaning of Section 422 of the Code) and nonqualified stock options (individually, an "Award" or collectively, "Awards"), to those officers or other key employees, or consultants, with potential to contribute to the future success of the Company or its subsidiaries, provided, that only employees may be granted incentive stock options. The Board of Directors has discretion to select the persons to whom Awards will be granted (from among those eligible), to determine the type, size and terms and conditions applicable to each Award and the authority to interpret, construe and implement the provisions of the 1996 Option Plan. Notwithstanding the foregoing, with respect to incentive stock options, the aggregate fair market value (determined at the time such Award is granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by such employee during any calendar year shall not exceed $100,000 under all plans of the employer corporation or its parent or subsidiaries. The Board of Directors' decisions are binding on the Company and persons eligible to participate in the 1996 Option Plan and all other persons having any interest in the 1996 Option Plan.

         The total number of shares of Common Stock that may be subject to Awards under the 1996 Option Plan is 660,000 (as adjusted to reflect the stock dividend), subject to adjustment in accordance with the terms of the 1996 Option Plan. The Company has agreed with Walsh Manning Securities, the underwriter of the Company's initial public offering ("Underwriter") that, commencing on April 1, 1997, no more than 165,000 shares of Common Stock subject to Awards may be granted during any single fiscal year of the Company under the 1996 Option Plan, provided, that the Underwriter consented to the granting of 162,241 Options under the Plan and outside the Plan which were otherwise to be granted during the fiscal year ended April 30, 1998. Common Stock issued under the 1996 Option Plan may be either authorized but unissued shares, treasury shares or any combination thereof. To the fullest extent permitted under Rule 16b-3 under the Exchange Act and Sections 162(m) and 422 of the Code, any shares of Common Stock subject to an Award which lapses, expires or is otherwise terminated prior to the issuance of such shares may become available for new Awards.

         Options to purchase Common Stock granted as Awards ("Options"), which may be nonqualified or incentive stock options, may be granted under the 1996 Option Plan at an exercise price (the "Option Price") determined by the Board of Directors in its discretion, provided, that the Option Price of incentive stock options may be no less than the fair market value of the underlying Common Stock on the date of grant, or 110% of fair market value in the case of an incentive stock option granted to a ten percent or greater stockholder.

         Options will expire not later than ten years after the date on which they are granted. Options become exercisable at such times and in such installments as determined by the Board of Directors. Notwithstanding the foregoing, however, each Option shall, except as otherwise provided in the stock option agreement between the Company and an optionee, become exercisable in full for the aggregate number of shares covered thereby unconditionally on the first day following the occurrence of any of the following: (a) the approval by the stockholders of the Company of an Approved Transaction; (b) a Control Purchase; or (c) a Board Change (each as defined below).

         For purposes of the 1996 Option Plan, (i) an "Approved Transaction" shall mean (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Company; (ii) a "Control Purchase" shall mean circumstances in which any person (as such term is defined in Sections l3(d)(3) and l4(d)(2) of the Exchange Act, corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any Subsidiary) (x) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (y) shall become the "beneficial owner" (as such term is defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule l3d-3 in the case of rights to acquire the Company's securities), and (iii) A "Board Change" shall mean circumstances in which, during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office.

         In the event that dividends are payable in Common Stock or in the event there are splits, subdivisions or combinations of shares of Common Stock, the number of shares available under the 1996 Option Plan shall be increased or decreased proportionately, as the case may be, and the number of shares delivered upon the exercise thereafter of any Option theretofore granted or issued shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price. Appropriate adjustments in number of shares and exercise prices were made following the March, 1998 stock dividend.

         In the event that an Option holder ceases to be an employee for any reason other than permanent disability (as determined by the Board of Directors) and death, any Option, including any unexercised portion thereof, which was otherwise exercisable on the date of termination, shall expire unless exercised within a period of three months from the date on which the Option holder ceased to be so employed, but in no event after the expiration of the exercise period. In the event of the death of an Option holder during this three month period, the Option shall be exercisable by his or her personal representatives, heirs or legatees to the same extent that the Option holder could have exercised the Option if he or she had not died, for the three months from the date of death, but in no event after the expiration of the exercise period. In the event of the permanent disability of an Option holder while an employee, any Option granted to such employee shall be exercisable for twelve (12) months after the date of permanent disability, but in no event after the expiration of the exercise period. In the event of the death of an Option holder while an employee, or during the twelve (12) month period after the date of permanent disability of the Option holder, that portion of the Option which had become exercisable on the date of death shall be exercisable by his or her personal representatives, heirs or legatees at any time prior to the expiration of one (l) year from the date of the death of the Option holder, but in no event after the expiration of the exercise period. Except as the Board of Directors shall provide otherwise, in the event an Option holder ceases to be an employee for any reason, including death, prior to the lapse of the waiting period, his or her Option shall terminate and be null and void.

         The Board of Directors may at any time alter, amend, suspend or discontinue the 1996 Option Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any recipient of an Option under any agreement theretofore entered into under the 1996 Option Plan, without his consent, or which, without the requisite vote of the stockholders of the Company approving such action, would:

         (a) except as is provided in the 1996 Option Plan, increase the total number of shares of stock reserved for the purposes of the 1996 Option Plan; or

         (b) extend the duration of the 1996 Option Plan; or

         (c) materially increase the benefits accruing to participants under the 1996 Option Plan; or

         (d) change the category of persons who can be eligible participants under the 1996 Option Plan. Without limiting the foregoing, the Board of Directors may, any time or from time to time, authorize the Company, without the consent of the respective recipients, to issue new Options in exchange for the surrender and cancellation of any or all outstanding Options.

         As of the date of this Proxy Statement, options to purchase all 660,000 shares subject to the 1996 Option Plan have been granted. As a result, in order to further incentivize Company management, directors and consultants, the Company has adopted, subject to stockholder approval, the 1999 Option Plan (see Proposal No. 2 below).

401(K) SAVINGS PLAN

         Effective August 1, 1996, the Company established the Jenna Lane, Inc. 401(k) Plan (the "401(k) Plan") under Section 401(k) of the Code. Under the 401(k) Plan, employees may contribute up to 25% of their compensation per year subject to elective limits as defined by the guidelines of the Internal Revenue Service, and the Company may make profit sharing contributions to the Plan in such amount, if any, that it shall determine. Any contributions by the Company will be allocated as an equal percentage of each eligible participant's compensation for the applicable year during the 401(k) Plan. The Company has made no contributions to the 401(k) Plan since its inception.

LIMITATION OF LIABILITY

         The General Corporation Law of the State of Delaware permits a corporation through its Certificate of Incorporation to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty with certain exceptions. The exceptions include a breach of fiduciary duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, improper declarations of dividends, and transactions from which the directors derived an improper personal benefit. The Company's Certificate of Incorporation exonerates its directors from monetary liability to the fullest extent permitted by this statutory provision but does not restrict the availability of non-monetary and other equitable relief.

         The Company believes that it is the position of the Securities and Exchange Commission that insofar as the foregoing provision may be invoked to disclaim liabilities arising under the Securities Act of 1933, as amended, the provision is against public policy as expressed in the Securities Act and is therefore unenforceable. Such limitation of liability also does not affect the availability of injunctive relief or rescission.

         THE BOARD OF DIRECTORS OF THE COMPANY DEEMS PROPOSAL NUMBER 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" ITS APPROVAL.

                                PROPOSAL NUMBER 2
                   RATIFICATION OF THE 1999 STOCK OPTION PLAN

         In June 1999, the Company adopted the Jenna Lane 1999 Stock Option Plan (the "1999 Option Plan") by the Board of Directors, subject to approval by the Stockholders. The full text of the 1999 Option Plan is provided in Exhibit A to this Proxy Statement. The discussion which follows summarizes features of the 1999 Option Plan, provides full information concerning the options heretofore granted, and also provides information concerning other matters relevant to the proposal to approve the 1999 Option Plan (and therefore, effectively those options). The summary information below should be read in conjunction with Exhibit A, which Stockholders are advised to review in its entirety in connection with their deliberations upon this proposal.

         The 1999 Option Plan will be administered by the Board of Directors (or by a committee of the Board of Directors, if one is appointed for this purpose), provided that members of the Board of Directors who are either eligible for Awards (as defined below) or have been granted Awards may not vote on any matters affecting the administration of the Plan or the grant of any Award pursuant to the Plan if required pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ( the "Exchange Act") or Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

         The 1999 Option Plan provides for the granting of incentive stock options (within the meaning of Section 422 of the Code) and nonqualified stock options (individually, an "Award" or collectively, "Awards"), to those officers or other key employees, directors or consultants, with potential to contribute to the future success of the Company or its subsidiaries, provided, that only employees may be granted incentive stock options. The Board of Directors has discretion to select the persons to whom Awards will be granted (from among those eligible), to determine the type, size and terms and conditions applicable to each Award and the authority to interpret, construe and implement the provisions of the 1999 Option Plan. Notwithstanding the foregoing, with respect to incentive stock options, the aggregate fair market value (determined at the time such Award is granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by such employee during any calendar year shall not exceed $100,000 under all plans of the employer corporation or its parent or subsidiaries. The Board of Directors' decisions are binding on the Company and persons eligible to participate in the 1999 Option Plan and all other persons having any interest in the 1999 Option Plan. It is presently anticipated that approximately thirty individuals initially will participate in the 1999 Option Plan.

         The total number of shares of Common Stock that may be subject to Awards under the 1999 Option Plan is 200,000, subject to adjustment in accordance with the terms of the 1999 Option Plan. Common Stock issued under the 1999 Option Plan may be either authorized but unissued shares, treasury shares or any combination thereof. To the fullest extent permitted under Rule 16b-3 under the Exchange Act and Sections 162(m) and 422 of the Code, any shares of Common Stock subject to an Award with lapses, expires or is otherwise terminated prior to the issuance of such shares may become available for new Awards.

         Options to purchase Common Stock granted as Awards ("Options"), which may be nonqualified or incentive stock options, may be granted under the 1999 Option Plan at an exercise price (the "Option Price") determined by the Board of Directors in its discretion, provided, that the Option Price of incentive stock options may be no less than the fair market value of the underlying Common Stock on the date of grant (or 110% of fair market value in the case of an incentive stock option granted to a ten percent stockholder).

         Options will expire not later than ten years after the date on which they are granted. Options become exercisable at such times and in such installments as determined by the Board of Directors. Notwithstanding the foregoing, however, each Option shall, except as otherwise provided in the stock option agreement between the Company and an optionee, become exercisable in full for the aggregate number of shares covered thereby unconditionally on the first day following the occurrence of any of the following: (a) the approval by the stockholders of the Company of an Approved Transaction; (b) a Control Purchase; or (c) a Board Change (each as defined below).

         For purposes of the 1999 Option Plan, (i) an "Approved Transaction" shall mean (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Company; (ii) a "Control Purchase" shall mean circumstances in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any subsidiary of the Company) (x) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (y) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Company's securities), and (iii) A "Board Change" shall mean circumstances in which, during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office.

         In the event that dividends are payable in Common Stock or in the event there are splits, subdivisions or combinations of shares of Common Stock, the number of shares available under the 1999 Option Plan shall be increased or decreased proportionately, as the case may be, and the number of shares delivered upon the exercise thereafter of any Option theretofore granted or issued shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

         In the event that the Optionee ceases to be an employee of the Company or of any subsidiary for any reason other than permanent disability (as determined by the Board of Directors) or death, this Option, including any unexercised portion thereof, which was otherwise exercisable on the date of termination, shall expire unless exercised within a period of three months from the date on which the Optionee ceased to be so employed, but in no event after the Expiration Date. In the event of the death of Optionee during this three month period, this Option shall be exercisable by his or her personal representatives, heirs or legatees to the same extent that the Optionee could have exercised this Option if he or she had not died, for the three months from the date of death, but in no event after the Expiration Date. In the event of the permanent disability of Optionee while an employee of the Company or of any subsidiary, this Option shall be exercisable for a period of twelve (12) months after the date permanent disability, but in no event after the Expiration Date. In the event of the death of the Optionee while an employee of the Company or any subsidiary, or during the twelve (12) month period after the date of permanent disability of the Optionee, that portion of the Option which had become exercisable on the date of death shall be exercisable by his or her personal representatives, heir or legatees at any time prior to the expiration of twelve (12) months from the date of the death of the Optionee, but in no event after the Expiration Date.

         The Board of Directors may at any time alter, amend, suspend or discontinue the 1999 Option Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any recipient of an Option under any agreement theretofore entered into under the 1999 Option Plan, without his consent, or which, without the requisite vote of the stockholders of the Company approving such action, would:

         (a) except as is provided in the 1999 Option Plan, increase the total number of shares of stock reserved for the purposes of the 1999 Option Plan; or

         (b) extend the duration of the 1999 Option Plan; or

         (c) materially increase the benefits accruing to participants under the 1999 Option Plain; or

         (d) change the category of persons who can be eligible participants under the 1999 Option Plan. Without limiting the foregoing, the Board of Directors may, any time or from time to time, authorize the Company, without the consent of the respective recipients, to issue new Options in exchange for the surrender and cancellation of any or all outstanding Options.

         On June 15, 1999, the Board of Directors approved the granting of an aggregate of 53,319 Awards under the 1999 Option Plan to members of management and other employees. These Awards are subject to the adoption by the Stockholders of the 1999 Option Plan.

         Stockholder approval of the 1999 Option Plan is not required by Delaware corporate law. However, stockholder approval is required in order for incentive stock options to be granted under the 1999 Option Plan. Accordingly, the 1999 Option Plan has been adopted by the Board subject to Stockholder approval at the Annual Meeting, and all Options previously granted under the 1999 Option Plan also have been granted subject to such approval. If the proposal to approve the 1999 Option Plan is not carried at the Annual Meeting, all Options under the 1999 Option Plan then outstanding automatically will be canceled, and no further grants will be made under the 1999 Option Plan.

         The proposal to approve the 1999 Option Plan will be carried if a majority of the shares of Common Stock entitled to vote and actually voted upon the proposal at the Annual Meeting are voted "for" the proposal, provided that the total number of shares voted against the proposals equals a majority of all common shares entitled to vote. For this purpose, any shares for which an abstention or broker non-vote is registered will not be considered to have been voted upon the proposal.

         THE BOARD OF DIRECTORS OF THE COMPANY DEEMS PROPOSAL NUMBER 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" ITS APPROVAL.

                                PROPOSAL NUMBER 3
                              ELECTION OF AUDITORS

         The Stockholders will be asked to ratify the appointment of the firm of Edward Isaacs & Company, LLP, independent certified public accountants, as auditors of the Company for the fiscal year ended March 31, 2000. A representative of Edward Isaacs & Company, LLP will be present at the Annual Meeting, have an opportunity to make a statement if he so desires, and be available to respond to appropriate questions from Stockholders.


         THE BOARD OF DIRECTORS OF THE COMPANY DEEMS PROPOSAL NUMBER 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" ITS APPROVAL.

         The Board of Directors is not aware that any matters other than those set forth herein will come before the Annual Meeting. Should any matters requiring the vote of the Stockholders arise, it is intended that shares represented by proxies will be voted in respect thereof in accordance with the discretion of the person or persons holding the proxy.

SUBMISSION OF PROPOSALS OF STOCKHOLDERS

         Proposals of Stockholders intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received at the Company's offices at 1407 Broadway, Suite 2400, New York, New York, 10018, Attention: Kathleen A. Dressel, Corporate Secretary, no later than June 1, 2000, to be considered for inclusion in the proxy statement and form of proxy for that meeting.

ANNUAL REPORT

         The Annual Report of the Company for the fiscal year ended March 31, 1999, including audited financial statements, is enclosed with this proxy statement, but is not a part of the proxy solicitation material. The exhibits to the Form 10-K of the Company for the fiscal year ended March 31, 1999, which the Annual Report includes, are not included with this proxy statement; however, the Company is willing to supply copies of such exhibits upon written request to the Company.

                                    EXHIBIT A

                             1999 STOCK OPTION PLAN

                                       OF

                                JENNA LANE, INC.

                                  JUNE 15, 1999

l.       PURPOSE OF THE PLAN

         The purpose of the 1999 Stock Option Plan (the "Plan") of JENNA LANE, INC. (the "Company") is to provide an incentive to employees, directors and consultants whose present and potential contributions to the Company and its subsidiaries (as such term is defined in Section 2 below) ("Subsidiaries") are or will be important to the success of the Company by affording them an opportunity to acquire a proprietary interest in the Company. It is intended that this purpose will be effected through the issuance of stock options to purchase shares of Common Stock, $.01 par value per share, of the Company ("Common Stock") (such options are sometimes referred to herein as "Awards"). Stock options may be granted under the Plan which qualify as "Incentive Stock Options" ( "ISO" or collectively as "ISOs") under Section 422 of the Internal Revenue Code of l986, as it may be hereafter amended (the "Code") as well as "Nonqualified Stock Options" ("NQSO" or collectively as "NQSOs") which are any options that are not Incentive Stock Options.

2.       ELIGIBILITY

         Awards may be made or granted to employees, directors and consultants of the Company or its Subsidiaries, who are deemed to have the potential to have a significant effect on the future success of the Company (such eligible persons being referred to herein as "Eligible Participants"). The term "employees" shall include officers of the Company or of a Subsidiary. Directors of the Company or any Subsidiary or consultants who are not employees of the Company or a Subsidiary are not eligible to receive options which qualify as ISO's. No ISO shall be granted to an employee who, at the time the option is granted, owns stock possessing more than l0% of the total combined voting power of all classes of capital stock of the employer corporation (as such term is used in the Code) or any Parent or Subsidiary of the employer corporation, provided, however, that an ISO may be granted to such an employee if at the time such ISO is granted the option price is at least one hundred ten percent (ll0%) of the fair market value of stock subject to the ISO on the date of grant (as determined pursuant to Subsection 8(a) hereof) and such ISO is by its terms not exercisable after the expiration of five (5) years from the date such option is granted. The terms "Subsidiary" and "Parent" as used herein shall have the meanings given them in
Section 425 of the Code. Awards may be made to personnel who hold or have held options or shares under the Plan or any other plans of the Company.

3.       STOCK SUBJECT TO THE PLAN

         The shares that may be issued upon exercise of options under the Plan shall not exceed in the aggregate 200,000 shares of the Common Stock, as adjusted to give effect to the anti-dilution provisions contained in Section 7 hereof. Such shares may be authorized and unissued shares, or shares purchased by the Company and reserved for issuance under the Plan. If a stock option for any reason expires or is terminated without having been exercised in full, those shares relating to an unexercised stock option shall again become available for grant and/or sale under the Plan.

4.       ADMINISTRATION

         (a) Procedure. The Plan shall be administered by the Board of Directors or by a Committee of the Board of Directors, if one is appointed for this purpose (the "Committee"). Committee members shall serve for such term as the Board of Directors may in each case determine, and shall be subject to removal at any time by the Board of Directors.

         (b) Powers of the Board or Committee. As used herein, except as the Committee's powers are specifically limited in Sections 4, 5, 15 and 16 hereof, reference to the Board of Directors shall mean such Board or the Committee, whichever is then acting with respect to the Plan. Subject to the provisions of the Plan, the Board of Directors shall have the authority in its discretion: (i) to determine, upon review of relevant information, the fair market value of the Common Stock; (ii) to determine the exercise price per share of stock options to be granted; (iii) to determine the Eligible Participants to whom, and time or times at which, Awards shall be granted and the number of shares to be issuable upon exercise of each stock option; (iv) to construe and interpret the Plan; (v) to prescribe, amend and rescind rules and regulations relating to the Plan; (vi) to determine the terms and provisions of each Award (which need not be identical); and (vii) to make all other determinations necessary to or advisable for the administration of the Plan.

5.  DURATION OF THE PLAN

         The Plan shall become effective upon the approval of the requisite vote of the stockholders of the Company, and upon the approvals, if required, of any other public authorities. The Plan shall remain in effect for a term of ten (10) years from the date of adoption by the Board unless sooner terminated under
Section 15 hereof. Notwithstanding any of the foregoing to the contrary, the Board of Directors (but not the Committee) shall have the authority to amend the Plan pursuant to Section 15 hereof; provided, however, that Awards already made shall remain in full force and effect as if the Plan had not been amended or terminated.

6. OPTIONS

         Options shall be evidenced by stock option agreements in such form, and not inconsistent with the Plan, as the Board of Directors shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

         (a) Types of Options. Both ISOs and NQSOs may be granted. In connection with the grant of an option, the Committee shall specify whether the option is intended to be an ISO or a Committee shall specify whether the option is intended to be an ISO or a NQSO, and the agreement evidencing the option shall designate it accordingly. In connection with the grant of any option intended to be an ISO, the Committee may prescribe such terms and conditions other than those specified in the Plan as the Committee deems desirable to qualify the option as an incentive stock option under the Code. If for any reason an option (or any portion thereof) intended by the Committee to be an ISO nevertheless does not so qualify shall not invalidate the option (or such portion), and instead the disqualified portion (or, if necessary, the whole option) shall be deemed to have been granted as a Nonqualified Stock Option irrespective of the manner in which it is designated in the option agreement.

         (b) Option Price; Number of Shares. The option price, which shall be approved by the Board of Directors, shall in no event be less than one hundred percent (l00%) in the case of ISOs, and eighty-five percent (85%) in the case of other options, of the fair market value of the Company's Common Stock at the time the option is granted. The fair market value of the Common Stock, for the purposes of the Plan, shall mean: (i) if the Common Stock is traded on a national securities exchange or on the NASDAQ National Market System ("NMS"), the per share closing price of the Common Stock on the principal securities exchange on which they are listed or on NMS, as the case may be, on the date of grant (or if there is no closing price for such date of grant, then the last preceding business day on which there was a closing price); or (ii) if the Common Stock is traded in the over-the-counter market and quotations are published on the NASDAQ quotation system (but not on NMS), the closing bid price of the Common Stock on the date of grant as reported by NASDAQ (or if there are no closing bid prices for such date of grant, then the last preceding business day on which there was a closing bid price); or (iii) if the Common Stock is traded in the over-the-counter market but bid quotations are not published on NASDAQ, the closing bid price per share for the Common Stock as furnished by a broker-dealer which regularly furnishes price quotations for the Common Stock; or (iv) if no such quotations are available, as determined in good faith by the Board of Directors.

         The option agreement shall specify the total number of shares to which it pertains and whether such options are ISOs or are not ISOs. With respect to ISOs granted under the Plan, the aggregate fair market value (determined at the time an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by such employee during any calendar year shall not exceed $200,000 under all plans of the employer corporation or its Parent or Subsidiaries.

         (c) Waiting Period and Exercise Dates. At the time an option is granted, the Board of Directors will determine the terms and conditions to be satisfied before shares may be purchased, including the dates on which shares subject to the option may first be purchased. (The period from the date of grant of an option until the date on which such option may first be exercised, if not immediately exercisable, is referred to herein as the "waiting period. ") At the time an option is granted, the Board of Directors shall fix the period within which it may be exercised which shall not be less than one (l) year nor more than ten (l0) years from the date of grant. (Any of such periods is referred to herein as the "exercise period.")

         (d) Form and Time of Payment. Stock purchased pursuant to an option agreement shall be paid for at the time of purchase either in cash or by certified check or, in the discretion of the Board of Directors, as set forth in the stock option agreement (i) in a combination of cash and a promissory note,
(ii) through the delivery of shares of Common Stock, or (iii) in a combination of the methods described above. Upon receipt of payment, the Company shall, without transfer or issue tax to the option holder or other person entitled to exercise the option, deliver to the option holder (or such other person) a certificate or certificates for the shares so purchased.

         (e) Effect of Termination or Death. In the event that an option holder ceases to be an employee of the Company or of any Subsidiary for any reason other than permanent disability (as determined by the Board of Directors) and death, any option, including any unexercised portion thereof, which was otherwise exercisable on the date of termination, shall expire unless exercised within a period of three months from the date on which the option holder ceased to be so employed, but in no event after the expiration of the exercise period. In the event of the death of an option holder during this three month period, the option shall be exercisable by his or her personal representatives, heirs or legatees to the same extent that the option holder could have exercised the option if he or she had not died, for the three months from the date of death, but in no event after the expiration of the exercise period. In the event of the permanent disability of an option holder while an employee of the Company or of any Subsidiary, any option granted to such employee shall be exercisable for twelve (l2) months after the date of permanent disability, but in no event after the expiration of the exercise period. In the event of the death of an option holder while an employee of the Company or any Subsidiary, or during the twelve
(l2) month period after the date of permanent disability of the option holder, that portion of the option which had become exercisable on the date of death shall be exercisable by his or her personal representatives, heirs or legatees at any time prior to the expiration of one (l) year from the date of the death of the option holder, but in no event after the expiration of the exercise period. Except as the Board of Directors shall provide otherwise, in the event an option holder ceases to be an employee of the Company or of any Subsidiary for any reason, including death, prior to the lapse of the waiting period, his or her option shall terminate and be null and void.

         (f) Other Provisions. Each option granted under the Plan may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Board of Directors.

7.   RECAPITALIZATION

         In the event that dividends are payable in Common Stock or in the event there are splits, subdivisions or combinations of shares of Common Stock, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares delivered upon the exercise thereafter of any stock option theretofore granted or issued shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

8.   ACCELERATION

         (a) Notwithstanding any contrary waiting period in any stock option agreement issued pursuant to the Plan, but subject to any determination by the Board of Directors to provide otherwise at the time such Award is granted or subsequent thereto, each outstanding option granted under the Plan shall, except as otherwise provided in the stock option agreement, become exercisable in full for the aggregate number of shares covered thereby unconditionally on the first day following the occurrence of any of the following: (a) the approval by the stockholders of the Company of an Approved Transaction; (b) a Control Purchase; or (c) a Board Change.

         (b) For purposes of this Section 8:

                  (i) An "Approved Transaction" shall mean (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Company.

                  (ii) A "Control Purchase" shall mean circumstances in which any person (as such term is defined in Sections l3(d)(3) and l4(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any Subsidiary) (A) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (B) shall become the "beneficial owner" (as such term is defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule l3d-3 in the case of rights to acquire the Company's securities).

                  (iii) A "Board Change" shall mean circumstances in which, during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office.

9.   CONTINUATION OF RELATIONSHIP; LEAVE OF ABSENCE

         (a) Nothing in the Plan or any Award made hereunder shall interfere with or limit in any way, the right of the Company or of any Subsidiary to terminate any Eligible Participant's employment at any time, nor confer upon any Eligible Participant any right to continue any such relationship with the Company or Subsidiary.

         (b) For purposes of the Plan, a transfer of a recipient of options hereunder from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, or a leave of absence duly authorized by the Company shall not be deemed a termination of employment or a break in the incentive, waiting or exercise period, as the case may be. In the case of any employee on an approved leave of absence, the Board of Directors may make such provisions with respect to continuance of stock rights, options or restricted shares previously granted while on leave from the employ of the Company or a Subsidiary as it may deem equitable.

l0.   GENERAL RESTRICTION

         Each Award made under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its sole and subjective discretion, that the registration, qualification or listing of the shares subject to such Award upon a securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting or exercise of such Award, the Company shall not be required to issue such shares unless such registration, qualification, listing, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Nothing in the Plan or any agreement or grant hereunder shall obligate the Company to effect any such registration, qualification or listing.

11.   RIGHTS AS A STOCKHOLDER

         The holder of a stock option shall have no rights as a stockholder with respect to any shares covered by the stock option, until the date of issuance of a stock certificate to him for such shares related to the exercise thereof. No adjustment shall be made for the dividends or other rights for which the record date is prior to the date such stock certificate is issued.

l2.  TRANSFER RESTRICTIONS

         During the lifetime of the grantee, an option granted under the Plan may not be sold, assigned, pledged, hypothecated, or otherwise transferred in any manner, except that the Committee, in its discretion and subject to such conditions as it may determine to impose, may permit an inter vivos transfer by gift to an immediate family member of the grantee or to a charitable organization.

l3.   WITHHOLDING TAXES

         Whenever under the Plan shares are to be issued upon exercise of stock options granted hereunder, the Company shall have the right to require the Eligible Participant to remit to the Company an amount sufficient to satisfy applicable federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or at such later time as when the Company may determine that such taxes are due. Whenever under the Plan payments are to be made in cash, such payment shall be net of an amount sufficient to satisfy applicable federal, state and local withholding tax requirements.

l4.   NONEXCLUSIVITY OF THE PLAN

         Neither the adoption of the Plan by the Board of Directors nor any provision of the Plan shall be construed as creating any limitations on the power of the Board (but not the Committee) to adopt such additional compensation agreements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

15.   AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

         The Board of Directors (but not the Committee) may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any recipient of a stock option under any agreement theretofore entered into hereunder, without his consent, or which, without the requisite vote of the stockholders of the Company approving such action, would:

         (a) except as is provided in Section 7 of the Plan, increase the total number of shares of stock reserved for the purposes of the Plan; or

         (b) extend the duration of the Plan; or

         (c) materially increase the benefits accruing to participants under the Plan; or

         (d) change the category of persons who can be Eligible Participants under the Plan. Without limiting the foregoing, the Board of Directors may, any time or from time to time, authorize the Company, without the consent of the respective recipients, to issue new options in exchange for the surrender and cancellation of any or all outstanding options.

16.   LIMITATIONS ON EXERCISE

         Notwithstanding anything to the contrary contained in the Plan, any agreement evidencing any Award hereunder may contain such provisions as the Board deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto, will not apply to any stock received by the holder from the Company.

17.   GOVERNING LAW

         The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

18.    REGULATORY COMPLIANCE AND LISTING

         Notwithstanding anything in the Plan to the contrary, the issuance or delivery of any Shares pursuant to the exercise of an option may be postponed by the Company for such period as may be required to enable the Company to comply with any applicable securities laws or regulations, any applicable listing requirements of any national securities exchange, or any requirements under any other law or regulation applicable to the issuance or delivery of such Shares, and the Company shall not be obligated to issue or deliver any such Shares if the issuance or delivery thereof shall constitute a violation of any applicable provision of law or regulation of any governmental authority or national securities exchange.